Exhibit 5.1

POSTAL ADDRESS	P.O. Box 71170 1008 BD AMSTERDAM The Netherlands
OFFICE ADDRESS	Parnassusweg 300 1081 LC AMSTERDAM The Netherlands
INTERNET	www.loyensloeff.com

To:

The Company

RE	Dutch law legal opinion – Wallbox PIPE Q4 2023 F-3 Exhibit

REFERENCE	52569752
DATE	12 January 2024

1	INTRODUCTION

We have acted as special counsel on certain matters of Dutch law to the Company. We render this opinion regarding the Registration Statement.

2	DEFINITIONS

2.1	Capitalised terms used but not (otherwise) defined herein are used as defined in the Schedules to this opinion letter.

2.2	In this opinion letter:

Class A Shares means class A ordinary shares in the capital of the Company, with a nominal value of EUR 0.12 each.

Company means Wallbox N.V., registered with the Trade Register under number 83012559.

Excerpts means the Current Excerpt and the Former Excerpt.

Issuance means the issuance of the PIPE Shares.

PIPE Shares means 10,360,657 class A shares in the capital of the Company, each having a nominal value of EUR 0.12, issued in accordance with the Deed of Issuance.

Registration Statement means the registration statement on Form F-3 for the registration of the PIPE Shares (excluding any documents incorporated by reference therein or any exhibits thereto), to be filed with the SEC.

The public limited liability company Loyens & Loeff N.V. is established in Rotterdam and is registered with the Trade Register of the Chamber of Commerce under number 24370566. Solely Loyens & Loeff N.V. shall operate as contracting agent. All its services shall be governed by its General Terms and Conditions, including, inter alia, a limitation of liability and a nomination of competent jurisdiction. These General Terms and Conditions may be consulted via www.loyensloeff.com. The conditions were also deposited at the Trade Register of the Chamber of Commerce under number 24370566.

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Relevant Date means the date of the PIPE Board Resolution, the date of the Deed of Issuance, the date of the Registration Statement and the date of this opinion letter.

Resolutions means the PIPE Board Resolution and the 2021 Shareholders’ Resolution.

SEC means the U.S. Securities and Exchange Commission.

Securities Act means the U.S. Securities Act of 1933, as amended.

Trade Register means the trade register of the Chamber of Commerce in the Netherlands.

3	SCOPE OF INQUIRY

3.1	For the purpose of rendering this opinion letter, we have only examined and relied upon electronically transmitted copies of the following documents:

(a)	an excerpt of the registration of the Company in the Trade Register dated 29 September 2021 (the Former Excerpt);

(b)	an excerpt of the registration of the Company in the Trade Register dated [●] 2023 (the Current Excerpt);

(c)	the deed of incorporation of the Company dated 7 June 2021 (the DoI);

(d)	the articles of association of the Company (Articles) dated 1 October 2021;

(e)	the executed deed of issuance of PIPE Shares between the Company and Continental Stock Transfer & Trust Company dated 13 December 2023 (the Deed of Issuance);

(f)	the resolution of the management board of the Company in connection with the Issuance, dated as of 28 November 2023 (the PIPE Board Resolution);

(g)

the resolution of the general meeting of the Company in connection with, inter alia, the delegation to the management board of the Company of the authority to issue shares in the capital of the Company and exclude pre-emption rights for a period of 5 years, dated 1 October 2021 (the 2021 Shareholders’ Resolution);

(h)	the executed subscription agreements between the Company and each of the subscribers to the PIPE Shares, each dated 29 November 2023 (the Subscription Agreements);

(i)	a power of attorney by the Company to Mr. Jordi Lainz dated 28 November 2023 (the Power of Attorney); and

(j)	the shareholders’ register (aandeelhoudersregister) of the Company (the Shareholders’ Register).

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3.2	We have undertaken only the following searches and inquiries (the Checks) at the date of this opinion letter:

(a)	an inquiry at the Trade Register, confirming that no relevant changes were registered compared to the contents of the Current Excerpt;

(a)

an inquiry at the Central Insolvency Register (Centraal Insolventieregister) confirming that the Company is not listed with the Central Insolvency Register and not listed on the EU Registrations list with the Central Insolvency Register; and

(b)

an inquiry at EUR-Lex relating to the list referred to in article 2 (3) of Council regulation (EC) No 2580/2001, Annex I of Council regulation (EC) No 881/2002 and the Annex to Council Common Position 2001/931 relating to measures to combat terrorism, confirming that the Company is not listed on such annexes.

4	NATURE OF OPINION

4.1

We only express an opinion on matters of Dutch law and the law of the European Union, to the extent directly applicable in the Netherlands, in force on the date of this opinion letter, excluding unpublished case law, all as interpreted by Dutch courts and the European Court of Justice. We do not express an opinion on tax law, competition law, sanction laws and financial assistance. The terms “the Netherlands” and “Dutch” in this opinion letter refer solely to the European part of the Kingdom of the Netherlands.

4.2

Our opinion is strictly limited to the matters stated herein. We do not express any opinion on the Warrant Agreement as defined in a Subscription Agreement, on matters of fact, on the commercial and other non-legal aspects of the transactions contemplated by the Registration Statement and on any representations, warranties or other information included in any document examined in connection with this opinion letter, except as expressly stated in this opinion letter.

4.3

In this opinion letter Dutch legal concepts are sometimes expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to the concepts described by the same English term as they exist under the laws of other jurisdictions. For the purpose of tax law a term may have a different meaning than for the purpose of other areas of Dutch law.

4.4

This opinion letter may only be relied upon under the express condition that any issue of interpretation or liability arising hereunder will be governed by Dutch law and be brought exclusively before the competent court in Rotterdam, the Netherlands.

4.5

This opinion letter is issued by Loyens & Loeff N.V. and may only be relied upon under the express condition that any liability of Loyens & Loeff N.V. is limited to the amount paid out under its professional liability insurance policies. Individuals or legal entities that are involved in the services provided by or on behalf of Loyens & Loeff N.V. cannot be held liable in any manner whatsoever.

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5	OPINIONS

The opinions expressed in this paragraph 5 (Opinions) should be read in conjunction with the assumptions set out in Schedule 1 (Assumptions) and the qualifications set out in Schedule 2 (Qualifications). On the basis of these assumptions and subject to these qualifications and any factual matters or information not disclosed to us in the course of our investigation, we are of the opinion that as at the date of this opinion letter:

5.1	Corporate status

The Company has been duly incorporated as a besloten vennootschap met beperkte aansprakelijkheid (private limited liability company) under Dutch law and is validly existing as a naamloze vennootschap (public limited liability company) under Dutch law.

5.2	Issued share capital

The PIPE Shares have been validly issued, and are fully paid, validly outstanding and non-assessable.

6	ADDRESSEES

6.1

This opinion is an exhibit to the Registration Statement and may be relied upon solely for the purpose of the registration of the Registration Statement in accordance with the Securities Act. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the registration with the SEC.

6.2

We consent to the filing of this opinion letter with the SEC as an exhibit to the Registration Statement and to the reference to Loyens & Loeff N.V. in the Registration Statement under the heading ‘Legal Matters’. In giving this consent, we do not admit that we are a person whose consent is required under the Securities Act or any rules and regulations promulgated by the SEC.

Yours faithfully,

Loyens & Loeff N.V.

/s/ Loyens & Loeff N.V.

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Schedule 1

ASSUMPTIONS

The opinions in this opinion letter are subject to the following assumptions:

1	Documents

1.1

All original documents are authentic, all signatures (whether handwritten or electronic) are genuine and were inserted or agreed to be inserted by the relevant individual, and all copies are complete and conform to the originals.

1.2

The information recorded in the Current Excerpt is true, accurate and complete on the Relevant Date, save for the information in respect of the issued and paid up share capital of the Company which has not yet been reflected in the Current Excerpt (although not constituting conclusive evidence thereof, this assumption is supported by the Checks).

1.3	The information recorded in the Former Excerpt was true, accurate and complete on the time and date of execution of the 2021 Shareholders’ Resolution.

1.4	The information recorded in the Shareholders’ Register is true, accurate and complete on the date of this opinion letter.

1.5	The Registration Statement will have been filed with the SEC and declared effective pursuant to the Securities Act at the applicable Relevant Date.

2	Incorporation, existence and corporate power

2.1

The Articles are the articles of association (statuten) of the Company in force on the Relevant Date (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the Current Excerpt).

2.2

The articles of association as included in the DoI were the articles of association (statuten) of the Company in force on the date of the 2021 Shareholders’ Resolution (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the Former Excerpt).

2.3

The Company has not been dissolved, merged involving the Company as disappearing entity, demerged, converted, subjected to an intervention, recovery or resolution measure, subjected to any other insolvency proceedings listed in Annex A of Regulation (EU) 2015/848 on insolvency proceedings (recast) other than the insolvency proceedings listed in Annex A under the heading “NEDERLAND”, listed on the list referred to in article 2 (3) of Council Regulation (EC) No 2580/2001, listed in Annex I to Council Regulation (EC) No 881/2002 or listed and marked with an asterisk in the Annex to Council Common Position 2001/931 relating to measures to combat terrorism (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the Current Excerpt and the Checks).

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3	Corporate authorisations

3.1

The Resolutions (other than the 2021 Shareholders’ Resolution) (a) correctly reflect the resolutions made by the relevant corporate body of the Company, (b) have been made with due observance of the Articles and any applicable board regulations and (c) are in full force and effect.

3.2

The 2021 Shareholders’ Resolution (a) correctly reflects the resolutions made by the relevant corporate body of the Company, (b) has been made with due observance of the articles of association as included in the DoI and any applicable board regulations and (c) is in full force and effect.

3.3

No member of the management board of the Company (other than Mr. F. J. Riberas Mera, Mr. E. Asunción Escorsa, Mr. C.A.W. Petterson and Mr. C. Ruipérez Cassinello) has a direct or indirect personal interest which conflicts with the interest of the Company or its business in respect of the transactions contemplated by the Subscription Agreements (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the PIPE Board Resolution).

3.4

The Company has not established, has not been requested to establish, nor is in the process of establishing any works council (ondernemingsraad) and there is no works council, which has jurisdiction over the Issuance.

4	Other parties

4.1	Each of the parties to which the PIPE Shares have been issued is validly existing under the laws by which it is purported to be governed on the date of the Deed of Issuance.

4.2

Each of the parties to which the PIPE Shares have been issued has all requisite power and capacity (corporate and otherwise) to execute, and to perform its obligations under the Deed of Issuance and the Deed of Issuance has been duly authorised, executed and delivered by or on behalf of each of the parties to which the PIPE Shares have been issued.

5	Execution

5.1	The Power of Attorney has not been terminated, revoked or declared null and void.

5.2

The authority of the attorney (gevolmachtigde) to enter into the Subscription Agreements and the Deed of Issuance on behalf of the Company pursuant to the Power of Attorney will not be affected by any rule of law (other than Dutch law) which under The Hague Convention on Agency 1978 applies or may be applied.

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6	Validity

Under any applicable laws (other than Dutch law):

(a)

the Subscription Agreements and the Deed of Issuance constitute the legal, valid and binding obligations of the parties thereto, which are enforceable against those parties in accordance with their terms; and

(b)	the choice of law and submission to jurisdiction made in the Subscription Agreements and the Deed of Issuance are valid and binding.

7	Issued share capital

7.1	At the time of issuance of the PIPE Shares, the authorised share capital of the Company allowed for the issuance of the relevant number of PIPE Shares.

7.2	The PIPE Shares have not been repurchased (ingekocht), cancelled (ingetrokken), reduced (afgestempeld), split, or combined.

7.3

The PIPE Shares have been placed (geplaatst), validly accepted by the first holders thereof, issued, delivered and subscribed (genomen) and paid for in accordance with the provisions set forth in the Articles, the Deed of Issuance and the Subscription Agreements.

8	Regulatory

The PIPE Shares will not be offered or sold, directly or indirectly in the Netherlands to persons other than to qualified investors within the meaning of the Prospectus Regulation (EU) 2017/1129.

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Schedule 2

QUALIFICATIONS

The opinions in this opinion letter are subject to the following qualifications:

1	Insolvency

The opinions expressed herein may be affected or limited by the provisions of any applicable bankruptcy, suspension of payments, statutory composition proceeding, any intervention, recovery or resolution measure, other insolvency proceedings and fraudulent conveyance (actio Pauliana) and other laws of general application now or hereafter in effect, relating to or affecting the enforcement or protection of creditors’ rights.

2	Powers of attorney

2.1

Each power of attorney or mandate to which Dutch law is applicable, whether or not irrevocable, will terminate by force of law without notice, upon bankruptcy, and will cease to be effective in case of a suspension of payments or in the event of an intervention, recovery or resolution measure. To the extent that the appointment of a process agent would be deemed to constitute a power of attorney or a mandate, this qualification would apply.

2.2

A power of attorney to which Dutch law is applicable can be made irrevocable, provided that the scope of the power of attorney concerns legal acts which are in the interest of the attorney or a third party. A power of attorney does not affect the authority of the principal to perform actions within the scope of such power of attorney itself.

3	Accuracy of information

The Shareholders’ Register does not provide conclusive evidence that the facts set out therein are correct and complete. However, the management board of a Dutch private or public limited liability company is obliged to regularly update the shareholders’ register.

4	Non-assessable

The term “non-assessable” as used in this opinion letter means that a holder of a PIPE Share will not by mere reason of being such a holder be subject to calls by the Company or its creditors for any further payment on such PIPE Share.

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